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                                                                      EXHIBIT 2


                        LIMITED PARTNERSHIP AGREEMENT OF
                         JMS GROUP LIMITED PARTNERSHIP


THE LIMITED PARTNERSHIP INTERESTS IN JMS GROUP LIMITED PARTNERSHIP (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (i) CHAPTER 90 OF THE NEVADA REVISED STATUTES (THE "NEVADA ACT"), (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SECTION 5 OF THIS AGREEMENT AND (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE NEVADA ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE NEVADA ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE NEVADA ACT, (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS, AND (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.

         This LIMITED PARTNERSHIP AGREEMENT OF JMS GROUP LIMITED PARTNERSHIP is entered into and shall be effective, as of the Effective Date, among the Persons whose signatures appear below, and such additional Persons as are hereafter admitted as Partners of the Partnership.


                                   SECTION 1
                                  DEFINITIONS

         1.1 Definitions. The following capitalized words and phrases have the indicated meanings in this Agreement:

                  "Act" means Chapter 88 of the Nevada Revised Statutes, known as the Uniform Limited Partnership Act, as amended from time to time (and any corresponding provisions of succeeding law).


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                  "Agreement" means this Limited Partnership Agreement, as
amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder," refer to this Limited Partnership Agreement as a whole, unless the context otherwise requires.

                  "Book Depreciation" for each Fiscal Period means an amount computed for such period with respect to the depreciable assets of the Partnership in the manner provided in Regulations Section
1.704-1(b)(2)(iv)(g)(3).

                  "Capital Account" means, with respect to any Partner, the capital account maintained for such Partner, and such capital account, as of any particular date, shall be:

                           (i) The amount of cash plus the agreed upon net fair market value (as of the date of contribution) of any other property that has been contributed by such Partner to the Partnership as of such date; plus

                           (ii) The aggregate amount of the Partnership's Net Profit that has been allocated to such Partner as of such date pursuant to Section 4.2 hereof and the last paragraph of this definition of "Capital Account"; minus

                           (iii) The aggregate amount of the Partnership's Net Loss that has been allocated to such Partner as of such date pursuant to Section 4.2 hereof and the last paragraph of this definition of "Capital Account"; minus

                           (iv) The sum of all distributions of cash and the agreed upon net fair market value (as of the date of distribution) of any other property that has been distributed to such Partner by the Partnership as of such date.

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

The General Partner shall determine the gross fair market value, as of each Valuation Date, of each asset owned by the Partnership at the opening of business on such Valuation Date, and shall adjust the book value of each such asset to equal such gross fair market value. The Partnership shall be deemed to have sold all of its assets for such values as of such Valuation Date. Any gain or loss deemed to have been realized by the Partnership as a result of such deemed sale of its assets shall be treated as an additional item of Net Profit or Net Loss, as the case may be, and shall be allocated to the Partners as provided in Section 4.2 hereof.

                  "Certificate" means the Certificate of Limited Partnership of the Partnership.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "Disabled General Partner" means a General Partner who suffers or sustains a Disabling Event.


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                  "Disabling Event" means: (i) the death or dissolution and
liquidation of a General Partner; or (ii) a determination by a court of competent jurisdiction that a General Partner is legally incompetent.

                  "Effective Date" means the date on which the Certificate was filed with the Nevada Secretary of State.

                  "Family Members" means

                           (i) Alan S. Lorberbaum, his descendants and any trust created and existing for the primary benefit of any one or more of any such Persons; and

                           (ii) a trust established for the primary benefit of a spouse of a descendant of Alan S. Lorberbaum, where such spouse does not possess a power of appointment or other power of disposition over the property in such trust, other than a power exercisable only in favor of descendants of Alan S. Lorberbaum, and where the remainder interest in such trust shall in all events be distributed to Persons described in the immediately preceding clause (i) or in this clause (ii).

                  For the purpose of this definition, references to descendants shall be deemed to include at any given time only persons who prior to that time were (i) born in wedlock, (ii) born out of wedlock to natural parents who subsequently married each other, or (iii) legally adopted before reaching the age of majority.

                  "Fiscal Period" shall mean the fiscal year of the Partnership. The Fiscal Period shall end on the last day of the calendar year.

                  "General Partner" shall mean SJL Management Company, LLC, together with any Persons hereafter admitted to the Partnership as substituted or additional General Partners.

                  "Interest" means an interest of a Partner in the Partnership, including any and all rights to which such Partner may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement. A Partner's Interest shall constitute such Partner's entire interest in the Partnership and shall include, but not be limited to such Partner's Capital Account.

                  "Limited Partners" shall mean the 1999 Lorberbaum Holdings Trust, Jeffrey Lorberbaum and Mark Lorberbaum, together with such Persons as may hereafter be admitted to the Partnership as substituted or additional Limited Partners, all of which are referred to herein individually as a "Limited Partner" and collectively as the "Limited Partners."

                  "Net Profit" or "Net Loss" of the Partnership, as the case may be, for each Fiscal Period shall be an amount equal to the Partnership's taxable income or loss for such period as determined under Code Section 703(a), except that (i) such Net Profit or Net Loss shall be computed as if items of tax-exempt income and nondeductible, noncapital expenditures (under Code
Section 705(a)(1)(B) and 705(a)(2)(B)) realized and incurred by the Partnership during such period were included in the computation of taxable income or loss,
(ii) Book Depreciation for such period shall be taken into account in computing such taxable income or loss in lieu of


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any amortization, depreciation or cost recovery deductions to which the
Partnership is entitled for such period; (iii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of such property as adjusted pursuant to the definition of "Capital Account" above, notwithstanding that the adjusted tax basis of such property differs from its book value as so adjusted; and (iv) items that are required to be specifically allocated under Code ss. 704(c) shall not be taken into account in computing such taxable income or loss.

                  "Partner" means any Person that is or becomes a party to this Agreement.

                  "Partnership" means JMS Group Limited Partnership, a Nevada limited partnership.

                  "Person" means any individual, firm, corporation, trust or other entity.

                  "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Valuation Date" means any date designated by the General Partner, provided that on such date either:

                           (i) a contribution is made to the capital of the Partnership by one or more Partners under Section 4.1(b) hereof or by a Person being admitted as a Partner under
                  Section 5.1 hereof, other than contributions made by all of the Partners in proportion to their respective Capital Account balances as of such date, or

                           (ii) a distribution of cash or other property is made by the Partnership to one or more Partners under Section
                  4.3 hereof other than a distribution made to all of the Partners in proportion to their respective Capital Account balances as of such date.

                  "Withheld Taxes" has the meaning ascribed to it in Section 4.3(b) hereof.


                                   SECTION 2
                            FORMATION; PURPOSE; TERM

         2.1 Effective Date. The Partnership is formed as of the time when the Certificate was filed and became effective pursuant to Nev. Rev. Stat.ss. 88.350.

         2.2 Name. The name of the Partnership shall be JMS Group Limited Partnership, and all business of the Partnership shall be conducted in such name or in any other name or names that are selected by the General Partner.


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         2.3      Registered Agent and Registered Office. The registered agent of the Partnership shall be Corporation Services Company and its registered office shall be located at 723 South Casino Boulevard, 2nd Floor, Las Vegas, Nevada 89101-6716, or at such other place as the General Partner may from time to time designate.

         2.4 Purpose. The primary purpose of the Partnership shall be to invest and reinvest the property contributed to the Partnership or later acquired by the Partnership for current income production and for long term appreciation and to engage in such other activities and businesses as the General Partner, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, it is anticipated that the Partnership will assist in maintaining and centralizing control of the Partnership property; avoiding undue fractionalization of interests in the Partnership property; providing flexibility not available through other types of entities; and promoting knowledge and communication among Family Members regarding the Partnership property.

         2.5 Term. The term of the Partnership shall commence upon the Effective Date and shall continue until December 31, 2099, or, if earlier, until the Partnership is dissolved, liquidated, and terminated pursuant to
Section 6 hereof.


                                   SECTION 3
                                   MANAGEMENT

         3.1 In General. All decisions relating to the business and affairs of the Partnership and all designations and elections required or permitted to be made by the Partners under this Agreement shall be made by the General Partner.

         3.2 Investment Advisors. The General Partner shall be authorized to engage investment advisors for the Partnership and to delegate to them full power and authority to decide upon and to order sales of Partnership property and to decide upon and to order purchases of assets by the Partnership. Any such delegation of authority may be general or may contain such conditions and restrictions as may be determined by the General Partner.

         3.3 Third Party Reliance. No Person dealing with the Partnership shall be required to inquire into the authority of the General Partner to act on behalf of the Partnership or to bind the Partnership, but any such Person shall be entitled to rely entirely on action taken on behalf of the Partnership through a written instrument signed by the General Partner, including, without limitation, action taken to delegate investment authority pursuant to Section
3.2 hereof.

         3.4 Limited Partners' Participation in Management. The Limited Partners, in their capacity as such, shall not participate in the management of the Partnership and shall have no right or authority to act for or bind the Partnership or the Partners.

         3.5 Records and Access to Information. The Partnership shall keep only such records as shall be determined by the General Partner to be appropriate, and the Partners shall have access to such records during normal business hours upon reasonable notice to the General Partner.


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         3.6      Banking and Custody of Assets. The funds of the Partnership shall be kept in one or more separate bank accounts in the name of the Partnership in such banks or other federally insured depositories as may be designated by the General Partner or shall otherwise be invested in the name of the Partnership in such manner and upon such terms and conditions as may be designated by the General Partner. All withdrawals from any such bank accounts or investments established by the Partners hereunder shall be made on such signature or signatures as may be designated by the General Partner. The funds and other assets of the Partnership may also be held in an account with such brokerage firms as may be designated by the General Partner.

         3.7 Accommodation Guaranties and Pledges. The Partnership shall have the power and authority to act as a guarantor or endorser of any obligation, and to pledge, encumber of hypothecate any of its assets to secure any obligation, of any Person, even if such Person is not a Partner nor related to a Partner.


                                   SECTION 4
                               FINANCIAL MATTERS

         4.1      Capital Contributions.

                  (a) Initial Capital Contributions. The initial capital contributions and the opening Capital Account balances of the Partners are as follows:


                                               Initial Capital                  Opening Capital
        Partner                                  Contribution                   Account Balance

JL Management Company, LLC,               30,000 shares of common                   $687,188
      General Partner                   stock of Mohawk Industries,
                                                   Inc.

 1999 Lorberbaum Holdings               3,436,478 shares of common                $78,766,824
  Trust, Limited Partner                stock of Mohawk Industries,
                                                   Inc.

                                               $50,000 cash

                                        519,090 shares of common
Jeffrey Lorberbaum, Limited            stock of Mohawk Industries,
          Partner                                 Inc.                            $11,890,405

     Mark Lorberbaum,                  36 shares of common stock of                   $825
      Limited Partner                     Mohawk Industries, Inc.


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


The opening Capital Account balance of a Partner is equal to the agreed upon net fair market value of such Partner's initial capital contribution. The value of any property contributed to the Partnership shall be adjusted for all purposes of this Agreement to reflect any value determined in a final valuation report obtained or accepted by the Partnership in connection with the contribution.

                  (b) Other Contributions. No Partner shall be required to make additional contributions to the Partnership. No Partner shall be permitted to make additional contributions to the Partnership without the consent of the General Partner.

                  (c) Interest On and Return of Capital. Each Partner acknowledges that such Partner's return on its Capital Account will be limited to allocations of Net Profit and Net Loss as set forth in Section 4.2 hereof, and except as otherwise provided in Section 6 hereof, no Partner shall have the right to interest on its Capital Account or the right to demand or to receive the return of all or any part of such Partner's Capital Account or contributions to the Partnership.

         4.2      Allocations

                  (a) Allocation of Profits and Losses. Except as otherwise provided in paragraph (b) below, the Partnership's Net Profit or Net Loss, as the case may be, for each Fiscal Period of the Partnership and each item of income, gain, loss, deduction or credit of the Partnership for federal or state income tax purposes shall be allocated to the Partners in proportion to the balances standing in their respective Capital Accounts as of the beginning of such period; provided, however, that such allocations among the Partners with respect to periods within such Fiscal Period shall be made in a manner the General Partner determines is appropriate to reflect any change in the proportionate Capital Account balances of the Partners during such Fiscal Period.

                  (b) Section 704(c) Items. Tax items with respect to property that is subject to Code Section 704(c) or the Regulations thereunder shall be allocated in accordance with said provision and Regulations. Each Partner acknowledges that taxable income or loss will be allocated to such Partner individually upon a sale by the Partnership of property that such Partner has contributed to the Partnership to reflect any difference between such Partner's basis in the property and its fair market value at the time of the contribution. Any such sale of property contributed by more than one Partner shall be a sale of property consisting pro rata of amounts of such property contributed by each such Partner, and each Partner hereby consents to such pro rata sales of contributed property. Any tax item that is required by Regulations Section 1.704-1(b)(2)(iv)(f) to be allocated in accordance with the principles of Code Section 704(c) shall be so allocated.


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
         4.3      Distributions.

                  (a) Distributions to Partners. The cash or other assets of the Partnership may be distributed by the Partnership to the Partners, at such times and in such amounts as the General Partner may reasonably determine, in proportion to the positive balances, if any, standing in the Partners' respective Capital Accounts, taking into account the reasonable capital needs of the Partnership. Prior to a distribution in kind of property of the Partnership, in liquidation or otherwise, the difference between the value of the property to be distributed and its book value shall be credited or charged, as appropriate, to the Partners' Capital Accounts in proportion to their respective positive Capital Account balances, if any, as of such time (but said adjustment to Capital Accounts is not intended to duplicate any adjustment to Capital Accounts by reason of a revaluation of Partnership assets pursuant to the definition of "Capital Accounts" in Section 1.1 above).

                  (b) Withholding. The Partnership shall withhold and pay over to the applicable taxing authorities all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith (hereinafter "Withheld Taxes") to the extent that the Partnership determines that such withholding and/or payment is required by any law, rule, or regulation. The Partnership shall determine to which Partners such Withheld Taxes are attributable. All amounts withheld pursuant to this Section 4.3(b) with respect to any allocation or distribution to any Partner shall be treated as amounts distributed to such Partner pursuant to Section 4.3(a) hereof for all purposes of this Agreement.


                                   SECTION 5
                                    PARTNERS

         5.1 Admission. The initial Partners of the Partnership are as follows:

                                    Partner

                  SJL Management Company, LLC, General Partner

                  1999 Lorberbaum Holdings Trust, Limited Partner

                  Jeffrey Lorberbaum, Limited Partner

                  Mark Lorberbaum, Limited Partner

                  Except as otherwise provided in this Section 5, no Person shall be admitted to the Partnership as either a general or a limited partner without the consent of the General Partner.


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         5.2      Transfer of Partnership Interests.

                  (a) Transfers by Limited Partners. No Limited Partner shall sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of such Limited Partner's Interest to any Person without the prior or simultaneous written consent of the General Partner to any such proposed disposition. A transferee of all or part of a Limited Partner's Interest may be admitted as a Partner only upon the approval of the General Partner, which may be granted or withheld in the sole and absolute discretion of the General Partner, and unless so admitted shall, any other provision hereof notwithstanding, have only the share of Partnership capital, Net Profit, Net Loss, allocations and distributions attributable to the Interest or portion thereof that is the subject of the transfer.

                  (b) Transfers by General Partner. The General Partner covenants and agrees that it will not sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of its Interest in the Partnership as General Partner to any Person without first having obtained the written consent of all of the Partners to any such proposed disposition. In the event the General Partner transfers full and complete ownership of all or any portion of its interest in the Partnership as General Partner in compliance with the provisions of this Section 5.2(b), the Partnership shall continue, and the transferee of such interest shall be admitted to the Partnership as a General Partner with the same interest in Partnership Net Profit or Net Loss, tax items, capital and distributions, the same obligations with respect to contributions to the capital of the Partnership, and the same rights and obligations to participate in the management of the Partnership, as the transferring General Partner had with respect to the transferred interest in the Partnership; provided, however, that any such transferee shall be subject to the terms and conditions of this Agreement and shall promptly execute and deliver to the Partnership such documents as may be necessary or appropriate, in the opinion of counsel to the Partnership, to reflect such transferee's admission to the Partnership as a General Partner and its agreement to be bound by all of the terms and conditions of this Agreement.

                  (c) Attempted Transfers in Contravention. Any attempted transfer of an Interest in contravention of this Section 5.2 shall be void and shall not bind or be recognized by the Partnership. Transfers restricted by this Section 5 shall include both voluntary and involuntary transfers and transfers by operation of law, except as otherwise expressly provided herein.

         5.3 Excepted Transfers. Notwithstanding any other provision of this Agreement to the contrary, if

                  (a) any economic interest of a Partner in the Partnership is transferred by gift, sale, as a result of the death or legal incompetency of a Partner, or upon distribution to a beneficiary of a trust that is a Partner, whether such distribution is by operation of law or otherwise; and

                  (b) the transferee is a Family Member, or, upon the death of any Partner, his or her duly qualified and acting personal representative, provided in the latter case that all Persons who are to receive any part of such interest under the terms of such Partner's Will or under the applicable laws of intestate succession are Family Members;


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


the transfer shall be valid, but the transferee shall have only the status of an assignee and shall not be entitled to become or to exercise any rights of a Partner. The transferee may become a substituted Limited Partner only upon the written approval of the General Partner, which may be granted or withheld in the sole and absolute discretion of the General Partner. If the economic interest transferred was that of a General Partner, the transferee may be admitted to the Partnership as a General Partner only with the written consent of all of the Partners, which they may grant or withhold in their sole and absolute discretion, and upon compliance with the document delivery requirements of Section 5.2(b) above. Upon the death of a Partner, unless all Persons who are to receive any part of such Partner's economic interest under the terms of such Partner's Will or under the applicable laws of intestate succession are Family Members, the Partnership shall have the right, exercisable by delivering written notice to the personal representative of such Partner's estate within ninety (90) days of the appointment of such personal representative, to purchase such interest for the amount of such Partner's Capital Account at the time of his or her death.

         5.4 Form of Transfers. A Limited Partner may transfer all or any part of such Limited Partner's economic interest in the Partnership, subject to compliance with the other provisions of this Section 5, if the transferor and transferee Partners and, if applicable, the General Partner, execute an Assignment substantially in the form of Exhibit A or A-1, as applicable, attached hereto and incorporated herein by this reference. The General Partner's execution of such Assignment shall signify, if applicable, the consent of the General Partner to such transfer.


                                   SECTION 6
            DISSOLUTION, LIQUIDATION AND TERMINATION OF PARTNERSHIP

         6.1 Dissolving Events. The Partnership shall be dissolved, liquidated and terminated only upon the happening of any of the following events:

                  (a) The expiration of the term provided in Section 2.5 above;

                  (b) The election by the General Partner to terminate the Partnership; or

                  (c)      The happening of a Disabling Event unless:

                           (i) there is any other acting General Partner willing to continue the Partnership; provided, however, that the interest of the Disabled General Partner shall thereupon be converted to the interest of a Limited Partner in the Partnership; or

                           (ii)     within the ninety (90) day period
                  immediately following the happening of such Disabling Event, the Limited Partners unanimously consent to continue the Partnership and elect a new General Partner. Upon such consent to continue the Partnership, the personal representative or beneficiary of the Disabled General Partner shall succeed to such Partner's interest in the Partnership in the same manner and on the same terms as provided in
                  Section 5.2(b) hereof; provided, however, that the interest of the disabled General Partner


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


                  shall thereupon be converted to the interest of a Limited Partner in the Partnership.

         6.2 No Withdrawal or Dissolution. No Partner shall at any time withdraw from the Partnership. No Partner shall take any action to dissolve the Partnership except as expressly contemplated by this Agreement.

         6.3 Method of Liquidation. Upon the happening of any of the events specified in Section 6.1 above that require the Partnership to be dissolved, liquidated and terminated, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. The General Partner who is not a Disabled General Partner, or, if there is no General Partner who is not a Disabled General Partner, the Person designated in writing by the Limited Partners, shall be responsible for overseeing the winding up and dissolution of the Partnership. The assets of the Partnership shall be liquidated only to the extent determined to be appropriate by the Person overseeing the winding up, and the proceeds thereof, together with such assets as the Person overseeing the winding up determines to distribute in kind, shall be applied and distributed in the following order:

                  (a) To the payment of the debts and liabilities of the Partnership other than to Partners and to the expenses of liquidation in the order of priority as provided by law; then to

                  (b) The establishment of any reserves which the Person overseeing the winding up deems necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that any such reserves shall be paid over to a bank or other designated agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Person overseeing the winding up deems advisable, of distributing the balance of such reserves in the manner hereinafter provided in this Section; then to

                  (c) The repayment of any liabilities or debts, other than Capital Accounts, of the Partnership to any of the Partners; then to

                  (d) The Partners in proportion to the positive balances, if any, then standing in their respective Capital Accounts.

A reasonable time shall be allowed for the orderly liquidation of the Partnership's assets pursuant to this Section 6.3 in order to minimize the losses normally attendant upon such a liquidation. The Partnership shall terminate when all of its assets shall have been applied and distributed in accordance with the provisions of this Section 6.3. The establishment of any reserves in accordance with the provisions of this Section 6.3 shall not have the effect of extending the term of the Partnership, but any such reserves shall be distributed in the manner provided in this Section 6.3 upon expiration of the period of such reserves.

         6.4 Negative Capital Accounts. No Partner with a deficit balance in its Capital Account shall have any obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person.

         6.5 Limitations on Rights of Partners. (a) Each Partner shall look solely to the assets of the Partnership for the return of its capital contributions, and (b) no Partner shall have priority over any other Partner as to the return of its capital contributions, distributions, or allocations.


                                   SECTION 7
                                   AMENDMENTS

         No change or modification of this Agreement shall be valid or binding upon a Partner, nor shall any term or condition of this Agreement be considered waived by a Partner, unless the change, modification or waiver is in writing and is signed by such Partner. Notwithstanding the foregoing, an amendment to this Agreement shall be valid and binding on all Partners if its purpose is to reflect the admission of a new Partner or the transfer of an interest in the Partnership (in either case in compliance with the other provisions of this Agreement), and it is signed by the Partners having the power to approve such admission or transfer and, as the case may be, the newly admitted Partner or the transferor and transferee Partners.


                                   SECTION 8
                                 MISCELLANEOUS

         8.1 Notices. Except as otherwise specifically provided herein, whenever any notice or other communication is required or permitted to be given hereunder, such notice or other communication shall be in writing and shall be (as elected by the party giving such notice)

                  (a)      delivered in person; or

                  (b) sent by U.S. registered or certified mail, return receipt requested, postage prepaid to the person to whom the notice is intended to be given at the address it has previously furnished in writing to the Partnership or to its last known address. Any notice or other communication delivered in person shall be deemed effectively given when delivered, and any notice or other communication mailed as hereinabove provided shall be deemed effectively given on the date of mailing.

         8.2 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Partners and their respective legal representatives, transferees, heirs, successors and assigns, subject to the limitations in Section 5 hereof.

         8.3 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of the provision in any other jurisdiction.


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


         8.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         8.5 Construction. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of Nevada. The Article, Section and other headings herein (except for the definitions in Section 1.1) have been inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. As used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine or neuter gender shall each include both other genders, all as appropriate in the given context.

         8.6      Investment Representations of Limited Partners.

                  (a) Each Limited Partner does hereby represent and warrant to the Partnership and to the General Partner that such Limited Partner has acquired its Interest for investment solely for its own account, with the intention of holding such Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Interest, and without the financial participation of any other Person in acquiring such Interest.

                  (b) Each Limited Partner does hereby acknowledge that it is aware that its Interest has not been registered (a) under the Securities Act of 1933, as amended (the "Federal Act"), or (b) under any state securities laws. Each Limited Partner further understands and acknowledges that its representations and warranties contained in this Section 8.6 are being relied upon by the Partnership and by the General Partner as the basis for the exemption of the Limited Partners' Interests from the registration requirements of the Federal Act and from the registration requirements of applicable state securities laws. Each Limited Partner further acknowledges that the Partnership will not and has no obligation to recognize any sale, transfer or assignment of all or any part of its Interest to any Person unless and until the provisions of Section 5 hereof have been fully satisfied.

                  (c) Each Limited Partner hereby acknowledges that prior to its execution of this Agreement, it has received a copy of this Agreement and a copy of the Certificate and that it has examined such documents or caused such documents to be examined by its representative or attorney. Each Limited Partner hereby further acknowledges that it or its attorney is familiar with this Agreement, with the Certificate, and with the Partnership's intention to invest and reinvest its assets in such manner as the General Partner determines, subject to the limitations set forth above. Each Limited Partner further acknowledges that it does not desire any further information or data relating to the Partnership, its assets or the General Partner. Each Limited Partner hereby acknowledges that it understands that the purchase of its interest in the Partnership is a speculative investment involving a high degree of risk and does hereby represent that it has a net worth sufficient to bear the economic risk of investing in the Partnership and to justify its investing in a highly speculative venture.

                  (d) Each Limited Partner hereby acknowledges and agrees that the legend reflecting the restrictions imposed on the transfer of its Interest pursuant to Section 5 hereof, under the Federal Act and under any state securities law shall be placed on the first page of this Agreement.

         8.7 Power of Attorney. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner as its true and lawful agent and attorney-in-fact, in its name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file:

                  (a) A Certificate of Limited Partnership under the applicable laws of the State of Nevada and under the applicable laws of any other jurisdiction in which the General Partner deems such filing to be necessary or desirable;

                  (b) Any and all amendments or modifications to said Certificate which may be deemed necessary or appropriate by the General Partner to reflect any amendment or modification to this Agreement made in compliance with Section 7; and

                  (c) All certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement.

         It is expressly understood, intended and agreed by each Limited Partner for itself, and its successors and assigns, that the grant of the power of attorney to the General Partner pursuant to this Section 8.7 is coupled with an interest, is irrevocable and shall survive the death or legal incompetency of the Limited Partner or the assignment of its interest in the Partnership.

         8.8      Accounting.

                  (a) The annual accounting period of the Partnership shall end on the last day of the calendar year.

                  (b) The Partnership's books of account shall be maintained, and its income, gains, losses and deductions shall be determined and accounted for in accordance with such method of accounting as may be adopted for the Partnership for federal income tax purposes.

                  (c) At the close of each taxable year of the Partnership, the Partnership, at the election of the General Partner, shall have unaudited financial statements prepared and distributed to each Partner. Such financial statements shall reflect the results of the operations of the Partnership for such year, the unpaid balance due on all obligations of the Partnership, each Partner's share of the Net Profit or Net Loss of the Partnership for such year, each Partner's distributive share of all tax items of the Partnership for such year, and all other information as may be required to enable each Partner to prepare its federal, state and local income tax returns in accordance with all then applicable laws, rules and regulations. The Partnership also shall cause to be prepared and filed all federal, state and local income tax returns required of the Partnership for each taxable year, and may, in the sole discretion of the General Partner, distribute such tax returns to each Partner in lieu of distributing such unaudited financial statements.

                  (d) The Partnership's books of account shall be kept at such locations as may be designated by the General Partner, and each Partner shall have access thereto during normal business hours upon reasonable notice to the General Partner.

                  (e) The decision to make or not to make any tax election, including, without limitation, the election under Section 754 of the Code, shall be in the sole discretion of the General Partner.

         8.9      Arbitration.

                  (a) Any controversy, dispute or claim arising out of or relating to this Agreement or any transaction hereunder shall be settled by a single arbitrator appointed in accordance with this Section 8.9. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the state in which the arbitration is convened.

                  (b) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect. The party desiring the arbitration (the "Claimant") shall give to the other party or parties (the "Respondent") written notice of the Claimant's desire to arbitrate, specifying the questions to be arbitrated and naming an arbitrator agreeable to the Claimant. Within a reasonable time thereafter, not exceeding thirty (30) days, the Respondent shall give in like manner written notice, specifying any additional questions to be arbitrated and either agreeing to the arbitrator named by the claimant or naming an alternate arbitrator. If the parties are unable to agree on an arbitrator within thirty
(30) days thereafter, the parties shall immediately notify the AAA and the AAA shall appoint the arbitrator in accordance with its then existing rules for appointment of an arbitrator from the AAA's National Panel of Commercial Arbitrators. The arbitration shall be conducted in the state in which the Respondent is domiciled at the time the arbitration is convened. The award rendered by the arbitrator shall be final, and judgment may be entered upon the award in any court having jurisdiction of the matter.

                  (c) For the purpose of enforcing any arbitration award granted herein or enforcing any other provisions or rights hereunder, the parties hereby agree and consent to in personam jurisdiction in the courts of the State of Nevada or the domicile of any party at the time of such enforcement, at the selection of the Person instituting such enforcement.

                  (d) As a part of the arbitration award and in addition to such other relief as may be granted, the prevailing party in the arbitration proceeding shall be entitled to the costs of arbitration, including reasonable attorneys' fees as determined by the arbitrator, together with any costs, including reasonable attorneys' fees as determined by the court, incurred by the prevailing party in court enforcement of the arbitration award after it is rendered by the arbitrator. If any party voluntarily dismisses a claim or counterclaim, the other party shall be considered the prevailing party with respect to such claim or counterclaim.


                        [SIGNATURES BEGIN ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the Effective Date.


                                    GENERAL PARTNER

                                    SJL Management Company, LLC

                                    By: 1999 Lorberbaum Holdings Trust, Member

                                          By: Bessemer Trust Company, Trustee

                                          By:                            (SEAL)
                                             ----------------------------

                                          Title:
                                                -------------------------------

                                    By:                                  (SEAL)
                                       ----------------------------------
                                           Jeffrey Lorberbaum, Member

                                    By:                                  (SEAL)
                                       ----------------------------------
                                           Mark Lorberbaum, Member

                                    By:                                  (SEAL)
                                       ----------------------------------
                                            Suzanne L. Helen, Member


                                    LIMITED PARTNERS

                                    1999 Lorberbaum Holdings Trust,
                                    Limited Partner

                                          By:  Bessemer Trust Company, Trustee

                                          By:                            (SEAL)
                                             ----------------------------

                                          Title:
                                                -------------------------------

                                                                         (SEAL)
                                    -------------------------------------
                                    Jeffrey Lorberbaum, Limited Partner


                                                                         (SEAL)
                                    -------------------------------------
                                    Mark Lorberbaum, Limited Partner

                                   EXHIBIT A
                   SALE AND ASSIGNMENT OF LIMITED PARTNERSHIP
                   INTERESTS OF JMS GROUP LIMITED PARTNERSHIP

                                       1.

By the signatures below, the Transferor and Transferee named below agree to the transfer of the portion of the Transferor's economic interest in the Partnership set forth below (the "Transferred Interest") from the Transferor to the Transferee, effective on the date hereof, in exchange for a promissory note in the amount of _____________ Dollars ($____________) (the "Note"), and the Transferee acknowledges that it shall have only the status of an assignee and shall not be entitled to become or to exercise any rights of a Partner, and further acknowledges: (i) that the Transferee has received this instrument of sale and assignment of the Transferred Interest and holds the Transferred Interest for investment; (ii) that the Transferee is aware that the Transferred Interest has not been registered under the Securities Act of 1933, as amended, under Chapter 90 of the Nevada Revised Statutes, or under any other state securities law; and (iii) that the Partnership will not and has no obligation to recognize any sale, transfer or assignment of an interest in the Partnership to any Person unless and until the provisions of Section 5 of the Limited Partnership Agreement of JMS Group Limited Partnership, as amended (the "Agreement") have been fully satisfied. Except as the context otherwise requires, capitalized terms used in this Assignment have the same meanings that such terms have in the Agreement.

                                       2.

The Transferor and Transferee agree that an appraisal of the fair market value of the Transferred Interest as of the date hereof shall be prepared within a reasonable time after the date hereof by an unrelated, independent appraisal firm selected by the Transferor and Transferee. If the fair market value of the Transferred Interest as determined by such appraisal is less than or greater than the initial purchase price paid by the Transferee under paragraph 1 hereunder, the principal balance of the Note shall be reduced or increased, as appropriate, by the execution of a replacement Note and the cancellation of the original Note, so that the purchase price of the Transferred Interest shall be equal to such fair market value as so determined.

                              PAGE 2 OF EXHIBIT A

Date of Transfer: ________________________

Portion of Interest Subject to Transfer:    ________ of Transferor's Total
                                            Economic Interest

Transferor:
_______________________             Signed: _____________________________(SEAL)

Transferee:
_______________________             Signed: _____________________________(SEAL)

General Partner:

SJL Management Company, LLC
                                   By: 1999 Lorberbaum Holdings Trust, Member

                                       By:  Bessemer Trust Company, Trustee

                                       By:                               (SEAL)
                                          -------------------------------

                                       Title:
                                             ----------------------------------

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Jeffrey Lorberbaum, Member

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Mark Lorberbaum, Member

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Suzanne L. Helen, Member

                                  EXHIBIT A-1
                       ASSIGNMENT OF LIMITED PARTNERSHIP
                   INTERESTS OF JMS GROUP LIMITED PARTNERSHIP

By the signatures below, the Transferor and Transferee named below agree to the transfer of the portion of the Transferor's economic interest in the Partnership set forth below (the "Transferred Interest") from the Transferor to the Transferee, as a gift, effective on the date hereof, and the Transferee acknowledges that it shall have only the status of an assignee and shall not be entitled to become or to exercise any rights of a Partner, and further acknowledges: (i) that the Transferee has received this instrument of assignment of the Transferred Interest and holds the Transferred Interest for investment; (ii) that the Transferee is aware that the Transferred Interest has not been registered under the Securities Act of 1933, as amended, under Chapter 90 of the Nevada Revised Statutes, or under any other state securities law; and
(iii) that the Partnership will not and has no obligation to recognize any sale, transfer or assignment of an interest in the Partnership to any Person unless and until the provisions of Section 5 of the Limited Partnership Agreement of JMS Group Limited Partnership, as amended (the "Agreement") have been fully satisfied. Except as the context otherwise requires, capitalized terms used in this Assignment have the same meanings that such terms have in the Agreement.

Date of Transfer: ________________________

Portion of Interest Subject to Transfer:    ________ of Transferor's Total
                                            Economic Interest

Transferor:
_______________________             Signed: _____________________________(SEAL)

Transferee:
_______________________             Signed: _____________________________(SEAL)

General Partner:

SJL Management Company, LLC
                                   By: 1999 Lorberbaum Holdings Trust, Member

                                       By:  Bessemer Trust Company, Trustee

                                       By:                               (SEAL)
                                          -------------------------------

                                       Title:
                                             ----------------------------------

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Jeffrey Lorberbaum, Member

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Mark Lorberbaum, Member

                                   By:                                   (SEAL)
                                      -----------------------------------
                                      Suzanne L. Helen, Member